Exhibit 99.(j)(1)

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 11, 2006 on the financial statements of The CornerCap Group of Funds as of March 31, 2006 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 34 to the CornerCap Group of Funds’ Registration Statement on Form N-1A (File Nos. 811-4581 and 33-3149).

Cohen Fund Audit Services, Ltd. (fka Cohen McCurdy, Ltd.)
Westlake, Ohio
July 28, 2006